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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Adelphia Business Solutions, Inc. (Delaware)

Adelphia Business Solutions Operations, Inc. (Delaware)

Hyperion Telecommunications, LLC (Delaware)

Hyperion Communications General Holdings, Inc. (Delaware)

Hyperion Communications Capital, Inc. (Delaware)

Hyperion Communications Long Haul, L.P. (Delaware)

Adelphia Business Solutions International, LLC (Delaware)

Adelphia Business Solutions of Alabama, LLC (Delaware)

Adelphia Business Solutions of Arkansas, LLC (Delaware)

Adelphia Business Solutions of Connecticut, Inc. (Delaware)

Adelphia Business Solutions of Delaware, LLC (Delaware)

Adelphia Business Solutions of District of Columbia, LLC (Delaware)

Adelphia Business Solutions of Florida, Inc. (Florida)

Adelphia Business Solutions of Florida, LLC (Delaware)

Adelphia Business Solutions of Jacksonville, Inc. (Florida)

Adelphia Business Solutions of Georgia, LLC (Delaware)

Adelphia Business Solutions of Illinois, Inc. (Delaware)

Adelphia Business Solutions of Indiana, L.P. (Delaware)

Adelphia Business Solutions of Kansas, LLC (Delaware)

Adelphia Business Solutions of Kentucky, Inc. (Delaware)

Adelphia Business Solutions of Louisiana, Inc. (Delaware)

Adelphia Business Solutions of Maine, Inc. (Delaware)

Adelphia Business Solutions of Maryland, LLC (Delaware)

Adelphia Business Solutions of Massachusetts, Inc. (Delaware)

Adelphia Business Solutions of Michigan, Inc. (Delaware)
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Adelphia Business Solutions of Mississippi, L.P. (Delaware)

Adelphia Business Solutions of Nashville, L.P. (California)

Adelphia Business Solutions of New Hampshire, Inc. (Delaware)

Adelphia Business Solutions of New Jersey, LLC (Delaware)

Hyperion Communications of New York, Inc. (Delaware)

Hyperion Communications of Eastern New York, Inc. (Delaware)

Adelphia Business Solutions of North Carolina, L.P. (Delaware)

Adelphia Business Solutions of Ohio, Inc. (Delaware)

Adelphia Business Solutions of Pennsylvania, Inc. (Delaware)

Hyperion Communications of Pennsylvania, LLC (Delaware)

Adelphia Business Solutions of Harrisburg, Inc. (Delaware)

Adelphia Business Solutions of Rhode Island, Inc. (Delaware)

Adelphia Business Solutions of South Carolina, Inc. (Delaware)

Adelphia Business Solutions of Tennessee, Inc. (Delaware)

Hyperion Communications of Tennessee, L.P. (Delaware)

Adelphia Business Solutions of Texas, L.P. (Delaware)

Adelphia Business Solutions of Vermont, Inc. (Delaware)

Adelphia Business Solutions of Virginia, LLC (Virginia)

Adelphia Business Solutions of West Virginia, LLC (Delaware)

Interprise-MediaOne Fiber Technologies d/b/a MediaOne Data Communications (Delaware) (50%)

Allegheny Hyperion Telecommunications, L.L.C. (Pennsylvania) (50%)

Hyperion Susquehanna Telecommunications (Pennsylvania General Partnership) (50%)

PECO Hyperion Telecommunications (Pennsylvania General Partnership) (50%)

Interprise-Hyperion of Vermont Data Communications (Virginia General Partnership) (50%)

Interprise-Hyperion of Virginia Data Communications (Virginia General Partnership) (50%)

Interprise-MediaOne of Virginia Data Communications (Virginia General Partnership) (50%)